Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-237770 on Form S-3 of our reports dated February 28, 2023, relating to the financial statements of Southern California Gas Company and the effectiveness of Southern California Gas Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
February 28, 2023